As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-0812977
(State of Incorporation)	(IRS Employer Identification No.)

8100 NE Parkway Drive, Suite 200
Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

BARRETT BUSINESS SERVICES, INC. AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

(Full title of the plan)

Gary E. Kramer

Chief Executive Officer

Barrett Business Services, Inc.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

Telephone (360) 828-0700

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Barrett Business Services, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 350,000 additional shares of Common Stock, par value $0.01 per share (“Common Stock”) under the Company’s Amended and Restated 2020 Stock Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on June 26, 2020, (File No. 333-239460). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified in the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(a)
The registrant's Annual Report on Form 10-K for the year ended December 31, 2022.
(b)
The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and the registrant's Current Report on Form 8-K filed on June 8, 2023.
(c)
The description of the registrant's Common Stock contained in Exhibit 4.1 to the registrant's Current Report on Form 8-K filed on June 26, 2020.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Charter of the registrant, as amended. Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.
4.2	Bylaws of the registrant, as amended through May 27, 2020. Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
4.3

Third Amended and Restated Credit Agreement between the registrant and Wells Fargo Bank, National Association (“Wells Fargo”), dated as of March 1, 2022. Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

4.4

Amended and Restated Security Agreement: Business Assets, dated as of March 1, 2022, between the registrant and Wells Fargo. Incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

4.5

Amended and Restated Standby Letter of Credit Agreement dated as of June 20, 2018, between the registrant and Wells Fargo. Incorporated by reference to Exhibit 4.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

4.6

Fourth Amended and Restated Revolving Line of Credit Note dated March 1, 2022 of the registrant. Incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

5.1	Opinion of Cozen O'Connor as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cozen O'Connor (included in Exhibit 5.1).
24.1	Power of attorney of certain officers and directors.
99.1	Amended and Restated 2020 Stock Incentive Plan. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 8, 2023.
107	Filing Fee Table.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, state of Washington, on the 26th day of June, 2023.

BARRETT BUSINESS SERVICES, INC.

*By:	/s/ Gary E. Kramer
Gary E. Kramer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 26th day of June, 2023.

Signature	Title
(1) Principal Executive Officer and Director:

/s/ Gary E. Kramer	President and Chief Executive Officer and Director
Gary E. Kramer

(2) Principal Financial and Accounting Officer:

/s/ Anthony J. Harris	Executive Vice President and Chief Financial Officer
Anthony J. Harris

(3) A majority of the Board of Directors:
*THOMAS J. CARLEY	Director
*JOSEPH S. CLABBY	Director
*THOMAS B. CUSICK	Director
*ANTHONY MEEKER	Director
*CARLA A. MORADI	Director
*ALEXANDRA MOREHOUSE	Director
*VINCENT P. PRICE	Director

*By:	/s/ Gary E. Kramer
Gary E. Kramer
Attorney-in-fact